
                                                                                          EXHIBIT 11
                                                                                          Page 1 of 3

                                                 THE INTERPUBLIC GROUP OF COMPANIES, INC.
                                                     COMPUTATION OF EARNINGS PER SHARE
                                               (Dollars in Thousands Except Per Share Data)
                                                          Year Ended December 31
                                      1999          1998          1997          1996           1995
                                  -------------------------------------------------------------------
BASIC:
Net income                           $331,287      $339,907      $224,184      $228,914      $145,975
Weighted average number of
  common shares outstanding       297,992,048   294,755,783   283,795,670   284,219,045   278,303,418
Net income per share - Basic            $1.11         $1.15         $ .79         $ .81         $ .52

DILUTED:

Net income                           $331,287      $339,907      $224,184      $228,914      $145,975
After tax interest savings
  on assumed conversion of
  subordinated debentures(1)(2)            --            --         5,929         6,410            --
Add:  Dividends paid net of
  related income tax applicable
  to the Restricted Stock Plan            631           541           447           384           461
                                  -------------------------------------------------------------------
Net income, as adjusted              $331,918      $340,448      $230,560      $235,708      $146,436
                                  ===================================================================

Weighted average number of
  common shares outstanding       297,992,048   294,755,783   283,795,670   284,219,933   278,303,418
Assumed conversion of
  subordinated debentures(1)(2)            --            --     8,020,582     8,933,004            --
Weighted average number of
  incremental shares in
  connection with assumed
  exercise of stock options         7,310,525     6,923,813     6,508,296     4,438,746     3,843,846
Weighted average number of
  incremental shares in
  connection with the
  Restricted Stock Plan             3,536,805     3,453,838     3,277,294     3,211,128     4,160,134
                                  -------------------------------------------------------------------
Total                             308,839,378   305,133,434   301,601,842   300,802,811   286,307,398
                                  ===================================================================
Diluted Earnings Per Share Data:
Net Income                              $1.07         $1.12         $ .76         $ .78         $ .51

All share data for prior periods have been adjusted the two-for-one stock split effective July 15, 1999.

-----------------
[FN]

(1) The computation of diluted EPS for 1999 excludes the assumed conversion of the 1.87% and 1.80% Convertible Subordinated Notes due 2006 and 2004, respectively, because they were antidilutive.

(2) The computation of diluted EPS for 1998 and 1997 excludes the assumed conversion of the 1.80% Convertible Subordinated Notes due 2004 because they were antidilutive. Similarly, the computation of diluted EPS for 1995 excludes the assumed conversion of the 3 3/4% Convertible Subordinated Debentures due 2002 as they were antidilutive.

                                                                     EXHIBIT 11
                                                                     Page 2 of 3

      THE INTERPUBLIC GROUP OF COMPANIES, INC. AND ITS SUBSIDIARIES
                   COMPUTATION OF EARNINGS PER SHARE
              (Amounts in Thousands Except Per Share Data)

                                                 Three Months Ended September 30
                                                 -------------------------------
Basic                                                 2000            1999
                                                  ------------    ------------
Net income                                        $     70,078    $     71,612

Weighted average number of common shares
  outstanding                                          305,929         298,688
                                                  ============    ============

Earnings per common share                         $        .23    $        .24
                                                  ============    ============


                                               Three Months Ended September 30
                                               -------------------------------
Diluted                                               2000            1999
                                                  ------------    ------------

Net income                                        $     70,078    $     71,612
Add:
After tax savings on assumed conversion
  of subordinated debentures and notes                      --              --
Dividends paid net of related income tax
  applicable to restricted stock                           183             163
                                                  ------------    ------------
Net income, as adjusted                           $     70,261    $     71,775
                                                  ============    ============
Weighted average number of common shares
  outstanding                                          305,929         298,688
Weighted average number of incremental shares
  in connection with restricted stock
  and assumed exercise of stock options                  9,029          10,610
Assumed conversion of subordinated
  debentures and notes                                      --              --
                                                  ------------    ------------
Weighted average common and
  common equivalent share                              314,958         309,298
                                                  ============    ============
Earnings per common and
  common equivalent share                         $        .22    $        .23
                                                  ============    ============

Note: The computation of diluted EPS for 2000 and 1999 excludes the assumed conversion of the 1.87% and 1.8% Convertible Subordinated Notes because they were anti-dilutive.

                                                                     EXHIBIT 11
                                                                     Page 3 of 3


          THE INTERPUBLIC GROUP OF COMPANIES, INC. AND ITS SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
                  (Amounts in Thousands Except Per Share Data)

                                                  Nine Months Ended September 30
                                                  ------------------------------
Basic                                                   2000          1999
                                                    -----------    -----------
Net income                                          $   255,474    $   275,410

Weighted average number of common shares
  outstanding                                           302,038        297,757
                                                    ===========    ===========

Earnings per common share                           $       .85    $       .92
                                                    ===========    ===========



                                                  Nine Months Ended September 30
                                                  ------------------------------
Diluted                                                 2000          1999
                                                    -----------    -----------

Net income                                          $   255,474    $   275,410
Add:
After tax interest savings on assumed
  conversion of subordinated debentures and notes            --          5,862
Dividends paid net of related income tax
  applicable to restricted stock                            518            466
                                                    -----------    -----------
Net income, as adjusted                             $   255,992    $   281,738
                                                    ===========    ===========
Weighted average number of common shares
  outstanding                                           302,038        297,757
Weighted average number of incremental shares
  in connection with restricted stock
  and assumed exercise of stock options                   9,825         10,765
Assumed conversion of subordinated
  debentures and notes                                       --          6,693
                                                    -----------    -----------
Weighted average common and
  common equivalent share                               311,863        315,215
                                                    ===========    ===========
Earnings per common and common equivalent share     $       .82    $       .89
                                                    ===========    ===========


Note: The computation of diluted EPS for 2000 excludes the assumed conversion of the 1.87% and 1.8% Convertible Subordinated Notes and for 1999 excludes the assumed conversion of the 1.87% Convertible Subordinated Notes, respectively, because they were anti-dilutive.